Exhibit 99.1

MATADOR RESOURCES COMPANY ANNOUNCES AGREEMENT FOR SALE OF
LOVING COUNTY GAS GATHERING AND PROCESSING ASSETS FOR $143 MILLION

DALLAS, Texas, September 15, 2015 -- Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”), an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources, with an emphasis on oil and natural gas shale and other unconventional plays and with a current focus on its Permian (Delaware) Basin operations in Southeast New Mexico and West Texas, today announced a definitive agreement to sell a wholly-owned subsidiary of Matador that owns certain natural gas gathering and processing assets in the Delaware Basin in Loving County, Texas (the “Loving County System”), including a cryogenic natural gas processing plant with approximately 35 million cubic feet per day of inlet capacity (the “Processing Plant”) and approximately six miles of high-pressure gathering pipeline which connects a Matador-owned gathering system to the Processing Plant, to a subsidiary of EnLink Midstream Partners, LP (NYSE: ENLK) (“EnLink”) for cash consideration of approximately $143 million, subject to certain adjustments. The Processing Plant, which has been operational for approximately two weeks, is currently processing about 19 million cubic feet of natural gas per day.

In conjunction with the sale of the Loving County System, Matador will dedicate its current leasehold interests in Loving County pursuant to a 15-year, fixed-fee gathering and processing agreement and provide a volume commitment in exchange for priority one service. Matador can, at its option, dedicate any future leasehold acquisitions in Loving County to a subsidiary of EnLink. In addition, Matador retains its natural gas gathering system up to a central delivery point and its other midstream assets in the area, including oil and water gathering systems and salt water disposal wells. Finally, Matador has the ability to defer taxes related to the sale of the Loving County System through potential like-kind exchange transactions.

Upon closing, Matador expects to have over $500 million in liquidity including nothing drawn against its revolving credit facility borrowing base of $375 million. Thus, the Company has ample liquidity to execute its capital plans in 2015 and 2016 and further capitalize on its current opportunities in the Delaware Basin. In addition, immediately following the closing of the transaction, Matador expects its net debt to trailing 12-month Adjusted EBITDA ratio to be approximately 1.0x.

Mr. Joseph Wm. Foran, Chairman and Chief Executive Officer of Matador, said, “We are excited to announce this transaction with EnLink and my long-time friend Barry Davis. Similar to our merger with Harvey E. Yates Company earlier this year, this transaction demonstrates Matador’s continued ability to create value for its shareholders and bondholders in turbulent times. It further solidifies our already strong balance sheet and will provide us with over $500 million in liquidity at closing including nothing drawn on our revolving credit facility.

This transaction also reflects the tremendous opportunity both Matador and EnLink see in the Delaware Basin, particularly in and around our Wolf prospect area in Loving County, Texas. We have been very pleased with the successful startup of our cryogenic natural gas processing plant and are excited to be handing over day-to-day operations to EnLink, a well-respected, experienced and quality midstream service provider, while retaining priority on processing our natural gas and developing our other midstream operations such as gathering and salt water disposal. We had many opportunities to do a deal on these assets from a number of midstream companies, but we picked EnLink because of its record of integrity and performance.

“When we kicked off our midstream initiatives in our Wolf prospect area in Loving County last year, our primary goals were to generate significant value for our shareholders and ensure adequate firm takeaway capacity for our production. Through the strong execution of our midstream team, we have achieved both goals and placed ourselves in position to expand along with EnLink as we continue to develop our Loving County acreage and EnLink expands its footprint in the Delaware Basin. Based on the success of our midstream initiatives in Loving County, we are open to other opportunities to improve operational efficiencies in areas with limited midstream infrastructure.”

EnLink Midstream is publicly traded through two entities: EnLink Midstream, LLC (NYSE: ENLC), the publicly traded general partner entity, and EnLink, the master limited partnership. EnLink Midstream is a leading, integrated midstream company with a diverse geographic footprint located in many of North America’s premier oil and natural gas regions, including the Permian Basin. This transaction positions EnLink Midstream in the Delaware Basin as a full-service midstream provider. The Loving County System complements EnLink’s crude oil gathering, transportation and marketing services in the Delaware Basin region, which EnLink entered into when it acquired LPC Crude Oil Marketing LLC in February 2015

Mr. Barry E. Davis, President and Chief Executive Officer of EnLink Midstream, said, “We look forward to working with Matador and other producers as we grow in one of the most promising regions in our industry. These assets are located in a highly-attractive part of the Delaware Basin, providing us with an immediate foothold in the region. We plan to replicate the successful growth strategy we have used in the Midland Basin by expanding our presence both organically and through acquisitions. The Delaware Basin and the entire Permian region will be a significant area for future growth.”

The transaction is expected to close in the fourth quarter and is subject to customary regulatory approvals and closing conditions.

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Permian (Delaware) Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana and East Texas.

For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance; general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions, including the HEYCO merger; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador's SEC filings, including the “Risk Factors” section of Matador's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz
Investor Relations
(972) 371-5225
mschmitz@matadorresources.com